SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            October 18, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen, Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Income Tax Matters – Synthetic Fuel Tax Credits” of The Southern Company (“Southern”) in Item 7 of its Annual Report on Form 10-K for the year ended December 31, 2005 and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Income Tax Matters – Synthetic Fuel Tax Credits” of Southern, “Synthetic Fuel Tax Credits” in Note (B) to the financial statements of Southern and Note (J) to the financial statements of Southern in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

Southern has taken additional actions in connection with its synthetic fuel investments. As previously reported, synthetic fuel production at Carbontronics Synfuels Investors, LP (“Carbontronics”) was idled in May 2006 due to continued uncertainty over the value of tax credits. Production at Carbontronics was restarted in September due to reduced oil prices in the third quarter of 2006. In the first nine months of 2006, Southern entered into derivative transactions designed to reduce its exposure to changes in the value of tax credits associated with its synthetic fuel investments in 2006. These derivative transactions will be marked to market over the remainder of the year through other income (expense), net. In October 2006, Southern entered into additional derivative transactions to reduce its exposure to the potential phase-out of these tax credits in 2007. The final outcome of these matters cannot now be determined.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2006	THE SOUTHERN COMPANY By /s/ Patricia L. Roberts Patricia L. Roberts Assistant Secretary